Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(unaudited; in millions, except per unit amounts)
Operating revenue	$1,809.6	$1,004.8	$4,392.4	$2,957.0
Operating expenses
Cost of natural gas	1,659.8	824.5	3,882.4	2,443.8
Operating and administrative	82.4	67.3	237.2	197.8
Power	19.0	19.7	53.2	54.0
Depreciation and amortization	36.5	31.7	103.9	89.2
	1,797.7	943.2	4,276.7	2,784.8
Operating income	11.9	61.6	115.7	172.2
Interest expense	(28.4)	(22.2)	(79.6)	(65.8)
Rate refunds	—	(12.0)	—	(12.0)
Other income	2.1	0.2	3.4	2.2
Net income (loss)	$(14.4)	$27.6	$39.5	$96.6
Net income (loss) allocable to common and i-units	$(19.5)	$22.1	$22.6	$80.1
Net income (loss) per common and i-unit (basic and diluted)	$(0.32)	$0.39	$0.37	$1.45
Weighted average units outstanding	62.1	55.7	61.5	55.1

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2005	2004
	(unaudited; in millions)
Cash provided by operating activities
Net income	$39.5	$96.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103.9	89.2
Derivative fair value loss	69.4	1.4
Environmental liabilities	—	(2.0)
Other	(0.1)	0.2
Changes in operating assets and liabilities, net of cash acquired:
Receivables, trade and other	(13.1)	(30.1)
Due from General Partner and affiliates	(6.2)	7.2
Accrued receivables	(338.8)	(39.7)
Inventory	(66.2)	(49.0)
Current and long-term other assets	(3.3)	12.3
Due to General Partner and affiliates	13.5	4.7
Accounts payable and other	(2.0)	55.1
Accrued purchases	385.5	48.5
Interest payable	24.5	25.5
Property and other taxes payable	1.6	6.0
Net cash provided by operating activities	208.2	225.9
Cash used in investing activities
Additions to property, plant and equipment	(261.9)	(174.6)
Changes in construction payables	3.3	0.8
Asset acquisitions, net of cash acquired	(186.4)	(139.9)
Other	2.7	0.3
Net cash used in investing activities	(442.3)	(313.4)
Cash provided by financing activities
Proceeds from unit issuances, net	127.5	194.2
Distributions to partners	(157.3)	(140.4)
Borrowings under debt agreements	2,851.0	2,042.8
Repayments of debt	(2,571.0)	(1,979.5)
Other	(1.0)	—
Net cash provided by financing activities	249.2	117.1
Net increase in cash and cash equivalents	15.1	29.6
Cash and cash equivalents at beginning of year	78.3	64.4
Cash and cash equivalents at end of period	$93.4	$94.0

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30, 2005	December 31, 2004
	(unaudited; in millions)
ASSETS
Current assets
Cash and cash equivalents	$93.4	$78.3
Receivables, trade and other, net of allowance for doubtful accounts of $4.3 in 2005 and $4.0 in 2004	84.8	71.7
Due from General Partner and affiliates	13.9	7.7
Accrued receivables	717.0	378.2
Inventory	147.6	84.5
Other current assets	22.8	13.4
	1,079.5	633.8
Property, plant and equipment, net	3,111.5	2,778.0
Other assets, net	26.2	27.7
Goodwill	258.2	257.2
Intangibles, net	85.6	74.0
	$4,561.0	$3,770.7
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$23.4	$9.9
Accounts payable and other	271.7	136.4
Accrued purchases	736.9	351.4
Interest payable	29.6	12.3
Property and other taxes payable	24.9	23.3
Current maturities of long-term debt	31.0	31.0
	1,117.5	564.3
Long-term debt	1,838.4	1,559.4
Loans from General Partner and affiliates	149.3	142.1
Environmental liabilities	5.4	5.3
Other long-term liabilities	267.0	101.7
	3,377.6	2,372.8
Commitments and contingencies
Partners’ capital
Class A common units (Units issued—46,802,634 in 2005 and 44,296,134 in 2004)	1,025.1	1,021.6
Class B common units (Units issued—3,912,750 in 2005 and 2004)	62.8	66.7
i-units (Units issued—11,497,555 in 2005 and 10,902,409 in 2004)	408.9	399.4
General Partner	31.5	31.0
Accumulated other comprehensive loss	(344.9)	(120.8)
	1,183.4	1,397.9
	$4,561.0	$3,770.7

NET INCOME PER COMMON AND i-UNIT

Net income per common and i-unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of Class A and Class B common units and i-units outstanding. The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to its incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership. We have no dilutive securities. Net income per common and i-unit was determined as follows:

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(in millions, except per unit amounts)
Net income (loss)	$(14.4)	$27.6	$39.5	$96.6
Allocations to the General Partner:
Net (income) loss allocated to General Partner	0.3	(0.5)	(0.8)	(1.9)
Incentive distributions to General Partner	(5.4)	(5.0)	(16.0)	(14.5)
Historical cost depreciation adjustments	—	—	(0.1)	(0.1)
	(5.1)	(5.5)	(16.9)	(16.5)
Net income (loss) allocable to common and i-units	$(19.5)	$22.1	$22.6	$80.1
Weighted average units outstanding	62.1	55.7	61.5	55.1
Net income (loss) per common and i-unit (basic and diluted)	$(0.32)	$0.39	$0.37	$1.45

FINANCIAL INSTRUMENTS—COMMODITY PRICE RISK

Our net income and cash flows are subject to volatility stemming from changes in commodity prices of natural gas, NGLs, condensate and fractionation margins (the relative price differential between NGL sales and offsetting natural gas purchases). This market price exposure exists within our Natural Gas and Marketing segments. To mitigate the volatility of our cash flows, we use derivative financial instruments (i.e., futures, forwards, swaps, options and other financial instruments with similar characteristics) to manage the purchase and sales prices of the commodities. Based on our risk management policies, all of our derivative financial instruments are employed in connection with an underlying asset, liability and/or anticipated transaction and are not entered into with the objective of speculating on commodity prices.

Accounting Treatment

All derivative financial instruments are recorded in the consolidated financial statements at fair market value and are adjusted each period for changes in the fair market value (“mark-to-market”). The fair market value of these derivative financial instruments reflects the estimated amounts that we would pay or receive to terminate or close the contracts at the reporting date, taking into account the current unrealized losses or gains on open contracts.  We use external market quotes and indices to value substantially all of the financial instruments we utilize.

Under the guidance of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Transactions and Hedging Activities (“SFAS No. 133”), if a derivative financial instrument does not qualify as a hedge or is not designated as a hedge, a change in the fair market value, both realized and unrealized, is recognized currently in our income statement as a derivative fair value gain (loss) and recorded in Cost of natural gas.  Cash flow is only impacted to the extent the actual derivative contract is settled by making or receiving a payment to/from the counterparty or by making or receiving a payment for entering into a contract that exactly offsets the original derivative contract.  Typically, a derivative contract is settled when the future physical transaction that underlies the derivative financial instrument occurs.

If a derivative financial instrument is designated as a cash flow hedge and qualifies for hedge accounting, any unrealized gain or loss is deferred in Accumulated other comprehensive income (“OCI”), a component of Partners’ Capital, until the underlying hedged transaction occurs.  Any ineffective portion of a cash flow hedge’s change in fair market value is recognized each period in earnings. Realized gains and losses on derivative financial instruments that are designated as hedges and qualify for hedge accounting are included in Cost of natural gas in the period the hedged transaction occurs.  Gains and losses deferred in OCI related to cash flow hedges for which hedge accounting has been discontinued, remain in OCI until the underlying physical transaction occurs unless it is probable that the forecasted transaction will not occur by the end of the originally specified time period or within an additional two-month period of time thereafter.  Our preference, whenever possible, is for our derivative financial instruments to receive hedge accounting treatment to mitigate the noncash earnings volatility that arises under mark-to-market accounting treatment. To qualify for cash flow hedge accounting, very specific requirements must be met in terms of hedge structure, hedge objective and hedge documentation.

Non-Qualified Hedges

Many of our derivative financial instruments qualify for hedge accounting treatment under the specific requirements of SFAS No. 133. However, we have three primary instances where the hedge structure does not meet the requirements to apply hedge accounting and, therefore, these financial instruments are considered ‘non-qualified’ under SFAS No. 133. These non-qualified derivative financial instruments must be adjusted to their fair market value, or marked-to-market, each period, with the increases and decreases in fair value recorded as increases and decreases in Cost of natural gas in our Consolidated Statements of Income. These mark-to-market adjustments produce a degree of earnings volatility that can often be significant from period to period, but have no cash flow impact relative to changes in market prices. The cash flow impact occurs when the underlying physical transaction takes place in the future and an associated financial instrument contract settlement is made.

The three instances of non-qualified hedges are as follows:

1.                 Transportation — In our Marketing segment, when the pricing index used for gas sales is different from the pricing index used for gas purchases, we are exposed to relative changes in those two indices. By entering into a basis swap between those two indices, we can effectively lock in the margin on the combined gas purchase and gas sale, removing any market price risk on the physical transactions. Although this represents a sound economic hedging strategy, these types of derivative transactions do not qualify for hedge accounting under SFAS No. 133, as the ultimate cash flow has not been fixed, only the margin.

2.                 Storage — In our Marketing segment, when we use derivative financial instruments to hedge market spreads around our owned or contracted assets, such as our gas storage portfolio, the underlying forecasted transaction may or may not occur in the same period as originally forecast. This can occur because we have the flexibility to make these changes in the underlying injection or withdrawal schedule, given changes in market conditions. Therefore, these transactions do not qualify for hedge accounting treatment under SFAS No. 133, as the forecasted transaction is no longer probable of occurring as originally set forth in the hedge documentation established at the inception of the hedge.

3.                  Natural Gas Collars — In our Natural Gas segment, we had previously entered into natural gas collars to hedge the sales price of natural gas. The natural gas collars were based on a NYMEX price, while the physical gas sales were based on a different index. To better align the index of the natural gas collars with the index of the underlying sales, we de-designated the original hedging relationship and contemporaneously re-designated the natural gas collars as hedges of physical natural gas sales with a NYMEX pricing index to better match the indices, which was a sound economic hedging strategy. However, because the fair value of these derivative instruments was a liability to us at re-designation, they are considered net written options under SFAS No. 133 and do not qualify for hedge accounting.  These derivatives are now accounted for in the Consolidated Statements of Income through mark-to-market accounting, with the changes in fair value from the date of de-designation recorded to earnings each period. As a result, our operating income will be subject to greater volatility due to movements in the prices of natural gas until the underlying long-term transactions are settled.

In each of the instances described above, the underlying physical purchase, storage and sale of natural gas and NGLs are accounted for on a historical cost basis rather than on the mark-to-market basis we utilize for the derivatives used to mitigate the commodity price risk associated with our storage and transportation assets.  This difference in accounting (i.e., the financial side of the transaction is recorded at fair market values while the physical side of the transaction is not) can and has resulted in volatility in our reported net income, even though the economic margin is essentially unchanged from the date the transactions were consummated.

Discontinuance of Hedge Accounting

During the second quarter of 2005, we discontinued application of hedge accounting in connection with some of our derivative financial instruments designated as hedges of forecasted sales and purchases of natural gas. We discontinued application of hedge accounting when we determined it was no longer probable that the originally forecasted purchases and sales of natural gas would occur by the end of the originally specified time period, or within an additional two-month period of time thereafter. As discussed above, this can occur because we have the flexibility to make changes to the underlying delivery points for our transportation assets and to the underlying injection or withdrawal schedule for our storage assets, given changes in market conditions. One of the key criteria to achieve hedge accounting under SFAS No. 133 is that the forecasted transaction be probable of occurring as originally set forth in the hedge documentation. As a result, during the second quarter of 2005, we recognized previously deferred unrealized losses in our Marketing segment of approximately $9.0 million from the discontinuance of hedge accounting. In doing so, we reclassified the $9.0 million to Cost of natural gas on our Consolidated Statements of Income from OCI. Going forward, the discontinued derivative financial instruments are considered to be non-qualified under SFAS No. 133, and must be marked-to-market each period, with the increases and decreases in fair value recorded as increases and decreases in earnings. Also included in the loss from discontinuance are approximately $2.1 million of net mark-to-market losses that relate to hedge positions that were closed out during the second quarter.

The following table presents the unrealized gains and losses associated with changes in the fair value of our derivatives, which are recorded as an element of Cost of natural gas in our Consolidated Statements of Income and disclosed as a reconciling item on our Statements of Cash Flows:

Derivative fair value gains (losses)	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(in millions)
Natural Gas segment
Ineffectiveness	$0.1	$—	$(1.9)	$—
Non-qualified hedges	(9.6)	—	(20.7)	—
Marketing
Non-qualified hedges	(43.1)	0.3	(37.8)	(1.4)
Discontinuance	—	—	(9.0)	—
Derivative fair value gains (losses)	$(52.6)	$0.3	$(69.4)	$(1.4)

We record the change in fair value of our highly effective cash flow hedges in our OCI until the derivative financial instruments are settled, at which time they are reclassified to earnings. For the three and nine months ended September 30, 2005, we reclassified unrealized losses of $11.5 million and $36.7 million from OCI to Cost of natural gas on our Consolidated Statements of Income for the fair value of derivative financial instruments that were settled.

Our derivative financial instruments are included at their fair values in the Consolidated Statements of Financial Position as follows:

	September 30, 2005	December 31, 2004
	(in millions)
Receivables, trade and other	$16.2	$8.2
Other assets, net	7.0	10.1
Accounts payable and other	(177.9)	(45.9)
Other long-term liabilities	(264.4)	(99.6)
	$(419.1)	$(127.2)

The increase in our obligation associated with our derivative activities from December 31, 2004 to September 30, 2005 is primarily due to the significant increases in forward natural gas and NGL prices. The Partnership’s portfolio of derivative financial instruments is largely comprised of long-term fixed price sales agreements.

We do not require collateral or other security from the counterparties to our derivative financial instruments, all of which were rated “A” or better by the major credit rating agencies.

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which financial information is available and evaluated regularly by our Chief Operating Decision Maker in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that is managed separately, since each business segment requires different operating strategies. We have segregated our business activities into three distinct operating segments:

•       Liquids;

•       Natural Gas; and

•       Marketing.

The following tables present certain financial information relating to our business segments:

	As of and for the three months ended September 30, 2005
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$104.1	$1,267.5	$1,162.6	$—	$2,534.2
Less: Intersegment revenue	—	669.6	55.0	—	724.6
Operating revenue	104.1	597.9	1,107.6	—	1,809.6
Cost of natural gas	—	513.9	1,145.9	—	1,659.8
Operating and administrative	36.1	44.3	1.4	0.6	82.4
Power	19.0	—	—	—	19.0
Depreciation and amortization	18.3	18.1	0.1	—	36.5
Operating income	30.7	21.6	(39.8)	(0.6)	11.9
Interest expense	—	—	—	(28.4)	(28.4)
Rate refunds	—	—	—	—	—
Other income	—	—	—	2.1	2.1
Net income (loss)	$30.7	$21.6	$(39.8)	$(26.9)	$(14.4)
Capital expenditures (excluding acquisitions)	$17.3	$69.2	$—	$0.7	$87.2

	As of and for the three months ended September 30, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$107.1	$659.0	$659.6	$—	$1,425.7
Less: Intersegment revenue	—	384.1	36.8	—	420.9
Operating revenue	107.1	274.9	622.8	—	1,004.8
Cost of natural gas	—	204.2	620.3	—	824.5
Operating and administrative	32.0	33.3	0.8	1.2	67.3
Power	19.7	—	—	—	19.7
Depreciation and amortization	17.6	14.0	—	0.1	31.7
Operating income	37.8	23.4	1.7	(1.3)	61.6
Interest expense	—	—	—	(22.2)	(22.2)
Rate refunds	—	—	—	(12.0)	(12.0)
Other income	—	—	—	0.2	0.2
Net income	$37.8	$23.4	$1.7	$(35.3)	$27.6
Capital expenditures (excluding acquisitions)	$29.8	$71.8	$—	$2.2	$103.8

	As of and for the nine months ended September 30, 2005
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$303.1	$3,180.1	$2,658.5	$—	$6,141.7
Less: Intersegment revenue	—	1,635.3	114.0	—	1,749.3
Operating revenue	303.1	1,544.8	2,544.5	—	4,392.4
Cost of natural gas	—	1,299.9	2,582.5	—	3,882.4
Operating and administrative	105.5	126.3	3.1	2.3	237.2
Power	53.2	—	—	—	53.2
Depreciation and amortization	53.6	49.9	0.4	—	103.9
Operating income	90.8	68.7	(41.5)	(2.3)	115.7
Interest expense	—	—	—	(79.6)	(79.6)
Rate refunds	—	—	—	—	—
Other income	—	—	—	3.4	3.4
Net income	$90.8	$68.7	$(41.5)	$(78.5)	$39.5
Total Assets	$1,672.8	$2,239.4	$557.4	$91.4	$4,561.0
Goodwill	$—	$237.8	$20.4	$—	$258.2
Capital expenditures (excluding acquisitions)	$52.0	$206.5	$—	$3.4	$261.9

	As of and for the nine months ended September 30, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$301.5	$1,953.9	$1,921.0	$—	$4,176.4
Less: Intersegment revenue	—	1,109.4	110.0	—	1,219.4
Operating revenue	301.5	844.5	1,811.0	—	2,957.0
Cost of natural gas	—	639.8	1,804.0	—	2,443.8
Operating and administrative	93.2	99.0	2.4	3.2	197.8
Power	54.0	—	—	—	54.0
Depreciation and amortization	50.5	38.6	—	0.1	89.2
Operating income	103.8	67.1	4.6	(3.3)	172.2
Interest expense	—	—	—	(65.8)	(65.8)
Rate refunds	—	—	—	(12.0)	(12.0)
Other income	—	—	—	2.2	2.2
Net income	$103.8	$67.1	$4.6	$(78.9)	$96.6
Total assets	$1,665.8	$1,653.0	$252.7	$29.5	$3,601.0
Goodwill	$—	$236.6	$20.4	$—	$257.0
Capital expenditures (excluding acquisitions)	$56.6	$114.5	$—	$3.5	$174.6